HALLIBURTON ELECTIVE DEFERRAL PLAN





















                             As Amended and Restated
                              Effective May 1, 2002

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                                TABLE OF CONTENTS
ARTICLE                                                                                                        PAGE
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I.             Definitions and Construction ........................................................              1

               1.1      Definitions.................................................................              1
               1.2      Number and Gender...........................................................              3
               1.3      Headings....................................................................              3

II.            Participation .......................................................................              4

               2.1      Participation...............................................................              4
               2.2      Cessation of Active Participation...........................................              4

III.           Account Credits; Investment Elections................................................              4

               3.1      Base Salary Deferrals.......................................................              4
               3.2      Bonus Compensation Deferrals................................................              5
               3.3      Long-Term Incentive Compensation Deferrals..................................              5
               3.4      Investment of Accounts......................................................              6

IV.            Withdrawals .........................................................................              7

               4.1      Emergency Withdrawals.......................................................              7
               4.2      Non-Emergency Withdrawals...................................................              7

V.             Payment of Benefits .................................................................              8

               5.1      Payment Election Generally..................................................              8
               5.2      Time of Benefit Payment.....................................................              8
               5.3      Form of Benefit Payment.....................................................              8
               5.4      Total and Permanent Disability..............................................              9
               5.5      Death.......................................................................              9
               5.6      Designation of Beneficiaries................................................              9
               5.7      Other Termination of Employment.............................................             10
               5.8      Change in the Company's Credit Rating.......................................             10
               5.9      Payment of Benefits.........................................................             10
               5.10     Unclaimed Benefits..........................................................             10
               5.11     No Acceleration of Bonus or Long-Term Incentive Compensation................             10


                                                     (i)
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VI.            Administration of the Plan...........................................................             11

               6.1      Committee Powers and Duties.................................................             11
               6.2      Self-Interest of Participants...............................................             11
               6.3      Claims Review...............................................................             12
               6.4      Employer to Supply Information..............................................             12
               6.5      Indemnity...................................................................             12

VII.           Administration of Funds..............................................................             13

               7.1      Payment of Expenses.........................................................             13
               7.2      Trust Fund Property.........................................................             13

VIII.          Nature of the Plan...................................................................             13

IX.            Participating Employers .............................................................             14

X.             Miscellaneous .......................................................................             14

               10.1      Not Contract of Employment.................................................             14
               10.2      Alienation of Interest Forbidden...........................................             14
               10.3      Withholding................................................................             15
               10.4      Amendment and Termination..................................................             15
               10.5      Severability...............................................................             15
               10.6      Governing Laws.............................................................             15
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                                                     (ii)
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                       HALLIBURTON ELECTIVE DEFERRAL PLAN



                              W I T N E S S E T H:


         WHEREAS, Halliburton Company (the "Company"), desiring to aid certain of its employees in making more adequate provision for their retirement, has decided to adopt the following Halliburton Elective Deferral Plan (the "Plan"); and

         WHEREAS, the Plan has been amended in several respects, and the Company desires to restate the Plan to include all prior amendments;

         NOW THEREFORE, the Plan is hereby restated to read as follows, effective as of May 1, 2002:

                                       I.

                          Definitions and Construction

         1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Account: A memorandum bookkeeping account established on the records of the Employer for a Participant that is credited with specified deferrals and the Credited Investment Return determined in accordance with Section 3.4(e) of the Plan. As of any determination date, a Participant's benefit under the Plan shall be equal to the amount credited to his or her Account as of such date. A Participant shall have a 100% nonforfeitable interest in his or her Account at all times.

(2)      Act:  The Employee Retirement Income Security Act of 1974, as amended.

(3) Affiliate: Any entity of which an aggregate of 50% or more of the ownership interest is owned of record or beneficially, directly or indirectly, by the Company or any other Affiliate.

(4) Base Salary: The base rate of cash compensation paid by the Employer to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (a) deferrals pursuant to Section 3.1 and (b) contributions made on his or her behalf to any qualified plan maintained by the Employer or to any cafeteria plan under section 125 of the Code maintained by the Employer.

                                       1
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(5)      Bonus Compensation:  With respect  to any  Participant for a Plan Year, remuneration based on calendar year performance under an annual incentive compensation plan maintained by the Employer that is payable to the Participant in cash.

(6) Credited Investment Return: The hypothetical gain or loss credited to a Participant's Account pursuant to the applicable provisions of
         Section 3.4(e) hereof.

(7)      Code:  The Internal Revenue Code of 1986, as amended.

(8)      Compensation Committee: The Compensation Committee of the Directors.

(9) Committee: The administrative committee appointed by the Compensation Committee to administer the Plan.

(10)     Company:  Halliburton Company.

(11)     Deemed  Investment  Elections:  The investment  elections  described in
         Section 3.4 hereof.

(12) Deferral and Investment Election Form: The form or procedure prescribed by the Committee pursuant to which a Participant elects for a particular Plan Year (a) the deferral of a portion of his or her Base Salary, Bonus Compensation and/or Long-Term Incentive Compensation, and
         (b) one or more Deemed Investment Options into which amounts to be allocated to his or her Account in respect of such deferrals for such Plan Year will be deemed invested.

(13) Determination Date: The date on which the amount of a Participant's Account is determined as provided in Section 3.4 hereof. The last day of each month shall be a Determination Date.

(14)     Directors:  The Board of Directors of the Company.

(15) Eligible Employee: Any Employee who is (a) a permanent Full-Time Active Employee, (b) paid in United States dollars and subject to the income tax laws of the United States, and (c) an officer or member of a select group of highly compensated employees of the Employer.

(16)     Employee:  Any person employed by the Employer.

(17) Employer: The Company and each eligible organization designated as an Employer in accordance with the provisions of Article IX of the Plan.

(18) Full-Time Active Employee: An Employee whose employment with the Employer requires, and who regularly and actively performs, 30 or more hours of service for the Employer each week at a usual place of business of the Employer or at a location to which such Employee is required or permitted to travel on behalf of the Employer for which such Employee is paid regular compensation.

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(19)     Investment  Election Change  Form: The form or  procedure prescribed by the Committee pursuant to which a Participant may make changes to his or her Deemed Investment Elections applicable to future allocations to his or her Account and/or to his or her current Account balance.

(20) Investment Options: One or more alternatives designated from time to time by the Committee for purposes of crediting earnings or losses to Accounts.

(21) Long-Term Incentive Compensation: Awards earned under the Company's Performance Unit Program and such other plans or programs as the Compensation Committee may, from time to time, designate that are payable in cash.

(22) Participant: Each individual who has been selected for participation in the Plan and who has become a Participant pursuant to Article II.

(23) Plan: The Halliburton Elective Deferral Plan, as amended from time to time.

(24) Plan Year: The twelve consecutive month period commencing January 1 of each year.

(25) Retirement: The date the Participant retires in accordance with the terms of his or her Employer's retirement policy as in effect at that time.

(26)     Trust:  The trust, if any, established under the Trust Agreement.

(27) Trust Agreement: The agreement, if any, entered into between the Employer and the Trustee pursuant to Article VIII.

(28) Trust Fund: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(29) Trustee: The trustee or trustees appointed by the Committee who are qualified and acting under the Trust Agreement at any time.

(30) Unforeseeable Emergency: A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the
         Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

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                                       II.

                                  Participation

         2.1 Participation.  Participants  in  the   Plan  are   those  Eligible
Employees who are selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his or her selection as a Participant. Subject to the provisions of Section 2.2, a Participant shall remain eligible to defer Base Salary and/or Bonus Compensation hereunder for each Plan Year following his or her initial year of participation in the Plan.

         2.2 Cessation of Active Participation. Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be entitled to defer Base Salary and/or Bonus Compensation hereunder effective as of the date he or she ceases to be an Eligible Employee or any earlier date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action.

                                      III.

                      Account Credits; Investment Elections

         3.1 Base Salary Deferrals.

         (a) Any Participant may elect to defer receipt of an integral percentage of from 5% to 75% of his or her Base Salary, in 5% increments, for any Plan Year. A Participant's election to defer receipt of a percentage of his or her Base Salary for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if an individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his or her Base Salary for such Plan Year may be made no later than 30 days after he or she becomes a Participant, but such election shall be prospective only. The reduction in a Participant's Base Salary pursuant to his or her election shall be effected by Base Salary reductions as of each payroll period within the election period. Base Salary for a Plan Year not deferred by a Participant pursuant to this Paragraph (a) shall be received by such Participant in cash, except as provided by any other plan maintained by the Employer. Deferrals of Base Salary under this Plan shall be made before elective deferrals or contributions of Base Salary under any other plan maintained by the Employer. Base Salary deferrals made by a Participant shall be credited to such Participant's Account as of the date the Base Salary deferred would have been received by such Participant in cash had no deferral been made pursuant to this Section. Except as provided in Paragraph (b) of this Section and Section 5.8, deferral elections for a Plan Year pursuant to this Section shall be irrevocable.

         (b) A Participant shall be permitted to revoke his or her election to defer receipt of his or her Base Salary for any Plan Year in the event of an Unforeseeable Emergency, as determined by the Committee in its sole discretion. For purposes of the Plan, the decision of the Committee regarding the existence or nonexistence of an Unforeseeable Emergency of a Participant shall be final and binding. Further, the Committee shall have the authority to require a Participant to provide such proof as it deems necessary to establish the existence and significant nature of the Participant's Unforeseeable Emergency. A


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Participant who is permitted to revoke his or her Base Salary deferral  election during a Plan Year shall not be permitted to resume Base Salary deferrals under the Plan until the next following Plan Year.

         3.2 Bonus Compensation Deferrals. Any Participant may elect to defer receipt of an integral percentage of from 5% to 75% of his or her Bonus Compensation, in 5% increments, for any Plan Year. A Participant's election to defer receipt of a percentage of his or her Bonus Compensation for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if any individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his or her Bonus Compensation for such Plan Year may be made no later than 30 days after he or she becomes a Participant, but such election shall apply only to a pro rata portion of his or her Bonus Compensation for such Plan Year based upon the number of complete months remaining in such Plan Year divided by twelve. If Bonus Compensation for a Plan Year is payable in more than one future Plan Year under the applicable bonus plan, a Participant shall make a separate election under this Section with respect to such Bonus Compensation for each Plan Year in which such Bonus Compensation is payable. Bonus Compensation for a Plan Year not deferred by a Participant pursuant to this Section shall be received by such Participant except as provided by any other plan maintained by the Employer. Deferrals of Bonus Compensation under this Plan shall be made before elective deferrals or contributions of Bonus Compensation under any other plan maintained by the Employer. Bonus Compensation deferrals made by a Participant shall be credited to such Participant's Account as of the date the Bonus Compensation deferred would have been received by such Participant had no deferral been made pursuant to this Section 3.2. Except as provided in Section 5.8, deferral elections for a Plan Year pursuant to this Section shall be irrevocable.

         3.3 Long-Term Incentive Compensation Deferrals. Any Participant may elect to defer receipt of an integral percentage of from 5% to 75% of his or her Long-Term Incentive Compensation, in 5% increments, payable in any Plan Year. A Participant's election to defer a receipt of a percentage of his or her Long-Term Incentive Compensation payable with respect to any performance cycle shall be made on or before the last day of the preceding Plan Year prior to the beginning of such performance cycle. Notwithstanding the foregoing, (i) a Participant's election to defer receipt of a percentage of his or her Long-Term Incentive Compensation for the performance cycle beginning January 1, 2001, may be made on or before the last day of December 2001, but such election shall apply only to a pro rata portion of his or her Long-Term Incentive Compensation for such performance cycle based on the number of complete months remaining in such performance cycle, and (ii) if an individual initially becomes a Participant other than on the first day of a Plan Year or initially becomes eligible to receive Long-Term Incentive Compensation after the beginning of a performance cycle, such Participant's election to defer a percentage of his or her Long-Term Incentive Compensation for a performance cycle may be made no later than 30 days after he or she either becomes a Participant or becomes eligible to receive Long-Term Incentive Compensation, whichever is the later to occur, but such election shall apply only to a pro rata portion of his or her Long-Term Incentive Compensation for the relevant performance cycle based upon the number of complete months remaining in such performance cycle divided by 36. Long-Term Incentive Compensation for a performance cycle not deferred by a Participant pursuant to this Section shall be received by such Participant except as provided by any other plan maintained by the Employer. Long-Term Incentive Compensation deferrals made by a Participant shall be credited to such Participant's Account as of the date the Long-Term Incentive Compensation

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deferred would have been received by such  Participant had no deferral been made pursuant to this Section 3.3. Except as provided in Section 5.8, deferral elections pursuant to this Section shall be irrevocable.

         3.4 Investment of Accounts.

         (a) As of any Determination Date, each Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date adjusted for:

             (1)  additional deferrals pursuant to Sections 3.1, 3.2 and/or 3.3;
             (2)  distributions (if any); and
             (3)  the appropriate Credited Investment Return.

All adjustments will be recorded to the Participants' Accounts as of each Determination Date.

         (b) The Committee shall designate from time to time one or more Investment Options in which the Accounts may be deemed invested. The Committee shall have the sole discretion to determine the number of Investment Options to be designated hereunder and the nature of the Investment Options and may change or eliminate any of the Investment Options from time to time. In the event of such change or elimination, the Committee shall give each Participant timely notice and opportunity to make a new election. No such change or elimination of any Investment Options shall be considered to be an amendment to the Plan pursuant to Section 10.4. A Participant may request that his or her Account be allocated among the deemed Investment Options. If a Participant fails to make an election, his or her Account shall be invested in a single fund selected by the Committee.

         (c) A Participant shall, in connection with his or her election to defer Base Salary, Bonus Compensation and/or Long-Term Incentive Compensation for a particular Plan Year, elect one or more Investment Options into which amounts to be allocated to his or her Account in respect of deferrals for such Plan Year shall be deemed invested by submitting on or before the last day of the preceding Plan Year a Deferral and Investment Election Form in accordance with the procedures prescribed by the Committee.

         (d) A Participant may request a change to his or her Deemed Investment Elections for future amounts allocated to his or her Account and amounts already allocated to his or her Account. Any such change shall be made by filing with the Committee an Investment Election Change Form. The Committee shall establish procedures relating to changes in Deemed Investment Elections, which may include limiting the percentage, amount and frequency of such changes and specifying the effective date for any such changes.

         (e) Each Participant's Account shall be credited monthly with the Credited Investment Return attributable to his or her Account. The Credited Investment Return is the amount which the Participant's Account would have earned if the amounts credited to the Account had, in fact, been invested in accordance with the Participant's Deemed Investment Elections.

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

                                       IV.

                                   Withdrawals

         4.1 Emergency Withdrawals. Participants shall be permitted to make withdrawals from the Plan, without penalty, only in the event of an Unforeseeable Emergency, as determined by the Committee in its sole discretion. No withdrawal shall be allowed to the extent that such Unforeseeable Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or
(c) by cessation of Base Salary deferrals under the Plan pursuant to Section 3.1(b). Further, the Committee shall permit a Participant to withdraw only the amount it determines, in its sole discretion, to be reasonably needed to satisfy the Unforeseeable Emergency.

         4.2 Non-Emergency Withdrawals. A Participant may make withdrawals from his or her Accounts at any time for reasons other than an Unforeseeable Emergency, subject to the following:

         (a) the minimum amount that may be withdrawn is $5,000;

         (b) only one such withdrawal may be made during any Plan Year;

         (c) the withdrawal shall be in cash in a lump sum and taken from the Accounts and Investment Options designated by the Participant;

         (d) the withdrawal must be designated in a whole percentage or a whole dollar amount; and

         (e) upon such withdrawal, a portion of the Participant's Plan balance shall be forfeited based on the amount withdrawn from the Plan, determined as follows:

               With Respect to the Amount                   Percentage of Amount
              Withdrawn from the Following           Withdrawn from the Percentile to be
                Percentiles of the Plan                   Forfeited from the Plan
                -----------------------                   -----------------------

                       First 50%                                    10%
                       Second 50%                                   25%

The withdrawal amount shall be reduced to the extent necessary for the sum of the amount of the withdrawal and the forfeiture not to exceed 100% of the Participant's Plan. Balance.

         Notwithstanding the foregoing, if such a withdrawal is made on or within one year following a Corporate Change (as defined below), the amount of the Participant's Accounts forfeited upon such withdrawal shall be equal to 10% of the amount of such withdrawal. A Corporate Change means one of the following events occurs: (i) the merger, consolidation or other reorganization of the Company in which the outstanding common stock of the Company is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); (iii) the adoption of the stockholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity, including, without limitation, a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, as contemplated by such Section, of more than twenty percent (based on voting power) of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company.

         Withdrawals shall be paid as soon as reasonably practicable following the Participant's request, which must be in such form or manner as the Company may prescribe from time to time.

                                       V.

                               Payment of Benefits

         5.1 Payment Election Generally. In conjunction with each deferral election made by a Participant pursuant to Article III for a Plan Year, such Participant shall elect, subject to Sections 5.4, 5.5, 5.7 and 5.8, the time and the form of payment with respect to such deferral and the Credited Investment Returns attributable thereto. A Participant may revise his or her election regarding the time and form of payment of deferred amounts, but such revised election shall not be effective until one year from the date of the revised election and shall be effective only if payment has not been made or commenced pursuant to Section 5.2 prior to the expiration of such one-year period.

         5.2 Time of Benefit Payment. With respect to each deferral election made by a Participant pursuant to Article III, such Participant shall elect to commence payment of such deferral and the Credited Investment Returns attributable thereto on one of the following dates:

         (a) Retirement; or

         (b) A specific future month and year, but not earlier than five years from the date of the deferral if the Participant has not attained age fifty-five at the time of the deferral or one year from the date of the deferral if the Participant has attained age fifty-five at the time of the deferral, and not later than the first day of the year in which the Participant attains age seventy.

         5.3 Form of Benefit Payment. With respect to each deferral election made by a Participant pursuant to Article III, such Participant shall elect the form of payment with respect to such deferral and the Credited Investment Returns attributable thereto from one of the following forms:

         (a) A lump sum; or

         (b) Installment payments for a period not to exceed ten years.

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

Installment payments shall be paid annually on the first business day of January of each Plan Year; provided however, that not later than sixty days prior to the date payment is to commence, a Participant may elect to have his or her installment payments paid quarterly on the first business day of each calendar quarter. Each installment payment shall be determined by multiplying the deferral and the Credited Investment Returns attributable thereto at the time of the payment by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. In the event the total amount credited to a Participant's Account does not exceed $50,000, the Committee may, in its sole discretion, pay such amounts in a lump sum.

         5.4 Total and Permanent Disability. If a Participant becomes totally and permanently disabled while employed by the Employer, payment of the amounts credited to such Participant's Account shall commence on the first business day of the second calendar quarter following the date the Committee makes a determination that the Participant is totally and permanently disabled, in the form of payment determined in accordance with Section 5.3. The above notwithstanding, if such Participant is already receiving payments pursuant to
Section 5.2(b) and Section 5.3(b), such payments shall continue. For purposes of the Plan, a Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Participant is permanently incapable of performing his or her job for physical or mental reasons.

         5.5 Death. In the event of a Participant's death at a time when amounts are credited to such Participant's Account, such amounts shall be paid to such Participant's designated beneficiary or beneficiaries in five annual installments commencing as soon as administratively feasible after such Participant's date of death. However, the Participant's designated beneficiary or beneficiaries may request a lump sum payment based upon hardship, and the Committee, in its sole discretion, may approve such request.

         5.6 Designation of Beneficiaries.

         (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his or her benefit in the event of his or her death. Each such designation shall be made by executing and submitting the beneficiary designation form prescribed by the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

         (b) If no such designation is on file with the Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

             (1) If a Participant leaves a surviving spouse, his or her benefit shall be paid to such surviving spouse.

             (2) If a Participant leaves no surviving spouse, his or her benefit shall be paid to such Participant's executor or administrator, or to his or her heirs at law if there is no administration of such Participant's estate.

         5.7 Other Termination of Employment. If a Participant terminates his or her employment with the Employer before Retirement for a reason other than total and permanent disability or death, the amounts credited to such Participant's Account shall be paid to the Participant in a lump sum no less than thirty days and no more than one year after the Participant's date of termination of employment. For purposes of this Section, transfers of employment between and among the Company and its Affiliates shall not be considered a termination of employment.

         5.8 Change in the Company's Credit Rating. If the Standard & Poor's rating for the Company's senior indebtedness falls below BBB, the amounts credited to Participants' Accounts shall be paid to the Participants in a lump sum within forty-five days after the date of change of such credit rating. In addition, all deferral elections under the Plan shall automatically be revoked on the date of such change in credit rating and no new deferral elections shall be made until such time as the Committee may authorize new elections.

         5.9 Payment of Benefits. To the extent the Trust Fund, if any, has sufficient assets, the Trustee shall pay benefits to Participants or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Employer. Any benefit payments made to a Participant or for his or her benefit pursuant to any provision of the Plan shall be debited to such Participant's Account. All benefit payments shall be made in cash to the fullest extent practicable.

         5.10 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Employer or restored to the Plan by the Employer.

         5.11 No Acceleration of Bonus or Long-Term Incentive Compensation. The time of payment of any Bonus Compensation or Long-Term Incentive Compensation that the Participant has elected to defer but that has not yet been credited to the Participant's Account because it is not yet payable without regard to the deferral shall not be accelerated as a result of the provisions of this Article. If, pursuant to the provisions of this Article, payment of such Bonus Compensation or Long-Term Incentive Compensation would no longer be deferred at the time it becomes payable, such Bonus Compensation or Long-Term Incentive Compensation shall be paid to the Participant within 90 days of the date it would have been payable had the Participant not made a deferral election.

                                       VI.

                           Administration of the Plan

         6.1 Committee Powers and Duties. The general administration of the Plan shall be vested in the Committee. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

         (a) To  make   rules,  regulations,  procedures  and  bylaws   for  the
administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

         (b) To designate, change and eliminate Investment Options in which Accounts may be deemed invested and to establish procedures relating to elections of Investment Options by Participants;

         (c) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

         (d) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

         (e) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

         (f) To  determine  in   its  discretion   all  questions   relating  to
eligibility;

         (g) To determine whether and when there has been a termination of a Participant's employment with the Employer, and the reason for such termination;

         (h) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder; and

         (i) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, if any, including its receipts and disbursements.

         6.2 Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan (including, without limitation, Committee decisions under Article
II) or to vote in any case in which his or her individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he or she is disqualified.

         6.3 Claims Review. In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

         (a) State   the  specific   reason  or   reasons  for   the  denial  or
modification;

         (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

         (c) Provide a description of any additional material or information necessary for the Participant, his or her beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

         (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Participant, his or her beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he or she must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his or her beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his or her beneficiary or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

         6.4 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee, if any, of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

         6.5 Indemnity. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                      VII.

                             Administration of Funds

         7.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Employer and, if not paid by the Employer, shall be paid by the Trustee from the Trust Fund, if any.

         7.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him or her by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund, if any.

                                      VIII.

                               Nature of the Plan

         The Employer intends and desires by the adoption of the Plan to recognize the value to the Employer of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer. Plan benefits herein provided are to be paid out of the Employer's general assets. The Plan constitutes a mere promise by the Employers to make benefit payments in the future and Participants have the status of general unsecured creditors of the Employers. Nevertheless, subject to the terms hereof and of the Trust Agreement, if any, the Employers, or the Company on behalf of the Employers, may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Participants and their beneficiaries out of the Trust Fund.

         The Committee, in its sole discretion, may establish the Trust and direct the Employers to enter into the Trust Agreement and adopt the Trust for purposes of the Plan. In such event, the Employers shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of each Employer's creditors if such Employer ever becomes insolvent. For purposes hereof, an Employer shall be considered "insolvent" if (a) the Employer is unable to pay its debts as they become due, or (b) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Employer and its board of directors shall have the duty to inform the Trustee in writing if the Employer becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and hold the assets for the benefit of the Employer's general creditors. If the Trustee receives a written allegation that the Employer is insolvent, the Trustee shall suspend payments to the Participants and hold the Trust Fund for the benefit of the Employer's general creditors, and shall determine within the period specified in the Trust Agreement whether the Employer is insolvent. If the Trustee determines that the Employer is not insolvent, the Trustee shall resume payments to the Participants. No Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

                                       IX.

                             Participating Employers

         The Committee may designate any entity or organization eligible by law to participate in this Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan. Except as modified by the Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Participant, if not paid from the Trust Fund.

                                       X.

                                  Miscellaneous

         10.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his or her employment at any time.

         10.2 Alienation of Interest Forbidden. Except as hereinafter provided, the interest of a Participant or his or her beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of the Act, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act.

         10.3 Withholding. All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employer under any applicable local, state or federal law.

         10.4 Amendment and Termination. The Compensation Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his or her Account. The Compensation Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his or her designated beneficiary in a single lump sum payment of cash in full satisfaction of all of such Participant's or beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Compensation Committee.

         10.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         10.6 Governing Laws. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                                        HALLIBURTON COMPANY




                                        By: /s/ Robert L. Crandall
                                            -----------------------
                                            Robert L. Crandall, Chairman
                                            Compensation Committee of Directors